THIS LOAN AGREEMENT RELATES TO CREDIT BY LENDER TO ECOMAT, INC., A NEVADA CORPORATION.

ECOMAT, INC. LOAN AGREEMENT DATED: SEPTEMBER 1, 2017

TO: Ecomat, Inc.

1. The Loan
1.1 Ivo Heiden, with an address at 2275 Huntington Drive, Suite 851, San Marino, CA 91108 (the "Lender"), hereby agrees to lend to Ecomant, Inc., a Nevada corporation (the "Company"), with an office located at 2275 Huntington Drive, Suite 851, San Marino, CA 91108, up to one hundred thousand (US$100,000) US dollars (the "Loan") pursuant to the terms of this loan agreement (the "Loan Agreement"). The Loan, which shall bear interest at the rate of one (8%) percent per annum and shall be due and payable on a date three hundred sixty-six (366) days from the date of the Loan, shall be funded by the Lender from time-to-time, as needed for the Company's operating expenses.
1.2 Subject to the terms hereof, this Loan Agreement will be effective upon receipt and acceptance by the Company as provided in Section 2 below.

2. Loan Funding
The Company and the Lender understand and agree that the Loan proceeds shall be funded on an "as-needed" basis, with the schedule to be determined by the Lender and the Company's management.

3. Documents/Deliveries Required from Lender
3.1 The Lender will complete, sign and return to the Company an executed copy of this Loan Agreement.
3.2 The Lender will Fund the Loan proceeds as provided in Section 2 above.

4. Acknowledgements of Lender
The Lender acknowledges and agrees that: (i) it is the owner of 78.58% of the common stock of the Company; and (ii) the Lender is an "affiliate" of the Company as that term is defined under the Act and, as such, the Lender is aware of the merits and risks associate with the Loan.

5. Representations, Warranties and Covenants of the Lender
5.1 The Lender hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants will survive the execution and delivery of this Loan Agreement) that:
(a) the Lender has the legal capacity and competence to enter into and execute this Loan Agreement and to take all actions required pursuant hereto and, if the Lender is a corporation, it is duly incorporated and validly subsisting under the laws of the State of California and all necessary approvals have been obtained to authorize execution and performance of this Loan Agreement on behalf of the Lender;
(b) the entering into of this Loan Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or the corporate documents of, the Lender or of any agreement, written or oral, to which the Lender may he a party or by which the Lender is or may be bound; and
(c) the Lender is a U.S. Person;
5.2 The Lender will, if requested by the Company, deliver to the Company a certificate or opinion of local counsel which will confirm the matters referred to in of Section 5.1 above to the satisfaction of the Company, acting reasonably.

6. Acknowledgement and Waiver
6.1 The Lender hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which the Lender might be entitled in connection with this Loan Agreement.
6.2 The Lender acknowledges and agrees that all costs and expenses incurred by the Lender (including any fees and disbursements of any special counsel retained by the Lender) relating to the Loan will be borne by the Lender.

7. Governing Law
This Loan Agreement is governed by the laws of the State of California.

8, Survival
This Loan Agreement, including without limitation the representations, warranties and covenants contained herein, will survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the Loan by the Lender pursuant to the Loan Agreement.

9. Assignment
This Loan Agreement is not transferable or assignable except with the prior written consent of the Company, which consent will not be unreasonably denied, provided that any such transfer or assignment is made in compliance with Regulations under the Act.

10. Severability
The invalidity or unenforceability of any particular provision of this Loan Agreement will not affect or limit the validity or enforceability of the remaining provisions of this Loan Agreement.

11. Entire Agreement
Except as expressly provided in this Loan Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Loan Agreement contains the entire agreement between the parties with respect to the Loan and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral, written, by statute or common law, by the Company or anyone else.

12. Notices
All notice and other communications hereunder will be in writing and will be deemed to have been duly given if mailed or transmitted by any standard form of telecommunications. Notice to the Lender and/or the Company will be directed at the addresses set forth above unless another address will be provided by the Lender or the Company.

13. Counterparts and Electronic Means
This Loan Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, will constitute and original and all of which together will constitute one instrument. Delivery of an executed copy of the Loan Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery f this Loan Agreement as of the date hereinafter set forth.

14. Delivery Instructions
14.1 The Lender hereby directs the Company to deliver the acceptance of the Loan Agreement to: Ivo Heiden, 2275 Huntington Drive, Suite 851, San Marino, CA 91108.
14.2 The Lender hereby directs the Company to cause the Loan to be registered on the books of the Company in the name of the Lender at the address set forth in section 14.1 above.

IN WITNESS WHEREOF, the Lender has duly executed this Loan Agreement as of the date of acceptance by the Company.

Ivo Heiden
Name of Lender

/s/: Ivo Heiden
Signature

A C C E P T A N C E

The Loan Agreement and the Loan are hereby accepted by Ecomat, Inc.

DATED: San Marino, CA this 1st day of September 2017.

ECOMAT, INC.

/s/: Ivo Heiden, CEO and Chairman
Signature and Title